Exhibit 99.1

iPCS, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

Company Reaffirms 2009 Outlook

SCHAUMBURG, IL. – May 11, 2009 - iPCS, Inc. (NASDAQ: IPCS), a PCS Affiliate of Sprint Nextel Corporation, today reported financial and operational results for its first quarter ended March 31, 2009.

First Quarter 2009 Highlights:

•                  Total revenue of $136.2 million, compared to $125.7 million for the prior year quarter.

•                  Net income of $5.8 million, or $0.34 per share, compared to a net loss of $1.6 million, or $0.09 per share, for the prior year quarter.  Net income for the first quarter includes a $4.3 million gain on the Sprint settlement as previously announced on March 2, 2009.

•                  Adjusted EBITDA of $27.7 million, compared to $22.7 million in the prior year quarter.  Included in Adjusted EBITDA for the first quarter is the $4.3 million gain on the Sprint settlement and approximately $3.7 million in Sprint Nextel litigation expenses compared to approximately $0.3 million in Sprint Nextel litigation expenses in the prior year quarter.

•                  Capital expenditures of $5.4 million, compared to $14.4 million for the prior year quarter.

•                  Free cash flow of $16.4 million, compared to negative free cash flow of $3.9 million for the prior year quarter.

•                  Subscriber activity for the quarter as follows:

•                  Gross additions of approximately 60,600, compared to 59,200 for the prior year quarter.

•                  Net additions of approximately 9,000 in the quarter, compared to 10,700 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.3%, compared to 2.3% for the prior year quarter.

•                  Ending subscribers of approximately 700,100, compared to 640,600 for the prior year quarter.

“We are quite pleased with our financial results for the quarter.  In a challenging environment, we were able to deliver our first quarter of positive EPS in company history,” remarked Timothy M. Yager, President and CEO of iPCS.  “Our substantial investment in the network over the last several years, particularly in our 3G, EVDO technology has enabled us to grow our subscriber base and ARPU, helping drive increased revenue and EBITDA.”

“Our strong cash flow, balance sheet and liquidity position are real advantages for us, allowing us to repurchase nearly $3.0 million of our common stock over the past two months.  While economic conditions and the consumer environment remain challenging, our first quarter results reinforce our confidence that we will meet our 2009 objectives and we reaffirm our guidance for 2009,” concluded Yager

iPCS reaffirms the following full year 2009 guidance:

•                  Gross additions of 250,000 to 275,000.

•                  Adjusted EBITDA of $100 million to $120 million, excluding expenses related to the Sprint Nextel litigation and the $4.3 million gain on the Sprint settlement.

•                  Capital expenditures of $35 million to $45 million.

•                  Free cash flow of $15 million to $25 million.

Conference Call to be held today, May 11th, at 11:00am ET (10:00am CT)

The Company will conduct a conference call to discuss its financial and subscriber results for the first quarter on Monday, May 11, 2009 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 973-935-8755. A replay of the call will be available beginning at 12:00 p.m. Eastern Time on May 11, 2009.  To access the replay, dial 1-800-642-1687 using a pass code of 95435269.  To access the replay from international locations, dial 706-645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on May 18, 2009.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel Corporation with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), the Tri-Cities region of Tennessee (Johnson City, Kingsport and Bristol), Scranton (PA), Saginaw-Bay City (MI), Central Illinois (Peoria, Springfield, Decatur, and Champaign) and the Quad Cities region of Illinois and Iowa (Bettendorf and Davenport, IA, and Moline and Rock Island, IL).  As of March 31, 2009, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.5 million residents, and iPCS had approximately 700,100 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures and non-financial terms used in this release include the following:

•                  Gross subscriber additions for the period represent the number of new activations during the period (excluding transfers into our territory).

•                  New subscriber additions for the period represented is calculated as the gross subscriber additions in the period less the number of subscribers deactivated plus the net subscribers transferred in or out of our markets during the period.

•                  Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary (credit-related) basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivate within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•                  Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•                  ARPU, or average revenue per user, is a measure of the average monthly service revenue earned from subscribers based in our territory.  This measure is calculated by dividing subscriber revenue (ARPU) or subscriber revenue plus roaming revenue (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•                  CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by the number of our average monthly subscribers during the period divided by the number of months in the period.

•                  CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenue associated with transactions with new subscribers, and selling and marketing expense, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•                  Licensed Population represents the number of residents in the markets in our territory for which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•                  Covered Population represents the number of residents covered by our portion of the wireless network of Sprint.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•                  Free Cash Flow is defined as the net increase (decrease) in cash and cash equivalents less the change in debt (including payment in kind, or “PIK” interest), proceeds from the exercise of common stock options or the issuance or repurchase of common stock and other financing activities, net. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt, the repurchase of common stock and purchase or sale of investments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including, but not limited to, the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation with Sprint concerning the scope of iPCS’s exclusivity under its affiliation agreements; (3) changes in Sprint’s affiliation strategy; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining Sprint Affiliates of Sprint Nextel; (5) iPCS’s reliance on Sprint’s internal support systems and its related execution of back office activities, including customer care, billing and back office support; (6) changes in iPCS’s customer default rates and/or in the level of bad debt expense; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) adverse changes in the amounts of, and the relationship between, roaming revenue iPCS receives and roaming expense iPCS pays; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; and (14) the depth and duration of the economic downturn in the United States and its effect on our vendors, distribution partners and customers. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our Form 10-Q for the quarter ended March 31, 2009 to be filed following the earnings call referenced in this press release.  Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements

Investor Contact:

Nathan Elwell

Financial Dynamics

312-553-6706

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$70,696	$55,940
Accounts receivable, net	38,356	37,859
Receivable from Sprint	27,509	25,623
Inventories, net	5,412	5,465
Assets held for sale	389	389
Prepaid expenses	6,769	7,223
Other current assets	83	63
Total current assets	149,214	132,562
Property and equipment, net	156,418	162,014
Financing costs, net	6,075	6,419
Deferred customer activation costs	3,554	3,816
Intangible assets, net	88,308	90,602
Goodwill	141,783	141,783
Other assets	418	416
Total assets	$545,770	$537,612

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$4,833	$5,051
Accrued expenses	17,504	18,337
Payable to Sprint	45,536	41,067
Deferred revenue	14,129	13,410
Accrued interest	4,856	5,519
Current maturities of long-term debt and capital lease obligations	39	37
Total current liabilities	86,897	83,421
Deferred customer activation fee revenue	3,554	3,816
Interest rate swap	15,459	16,621
Other long-term liabilities	6,239	6,551
Long-term debt and capital lease obligations, excluding current maturities	475,392	475,401
Total liabilities	587,541	585,810

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,264,052 and 17,163,221 shares issued, respectively	173	172
Additional paid-in-capital	168,645	167,531
Accumulated deficiency	(193,508)	(199,280)
Accumulated other comprehensive loss	(15,459)	(16,621)
Treasury stock, at cost; 167,163 and 0 shares, respectively	(1,622)	—
Total stockholders’ deficiency	(41,771)	(48,198)
Total liabilities and stockholders’ deficiency	$545,770	$537,612

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Revenue:
Service revenue	$103,981	$92,099
Roaming revenue	27,620	30,144
Equipment and other	4,563	3,415
Total revenue	136,164	125,658
Operating Expense:
Cost of service and roaming	72,150	68,184
Cost of equipment	16,212	11,663
Selling and marketing	16,650	17,859
General and administrative	8,881	7,088
Gain on Sprint Settlement	(4,273)	—
Depreciation	10,286	11,661
Amortization of intangible assets	2,294	2,294
Loss on disposal of property and equipment, net	99	10
Total operating expense	122,299	118,759
Operating income	13,865	6,899
Interest income	86	720
Interest expense	(8,034)	(8,915)
Other income, net	5	15
Income (loss) before provision for income tax	5,922	(1,281)
Provision for income tax	150	325
Net income (loss)	$5,772	$(1,606)

Basic and diluted income (loss) per share of common stock:
Income (loss) available to common stockholders	$0.34	$(0.09)

Weighted average basic and diluted common shares outstanding	17,155,931	17,136,043

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Cash Flows from Operating Activities:
Net income (loss)	$5,772	$(1,606)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Loss on disposal of property and equipment	99	10
Depreciation and amortization	12,580	13,955
Non-cash interest expense	344	344
Stock-based compensation expense	1,120	1,841
Provision for doubtful accounts	3,217	5,384
Changes in assets and liabilities:
Accounts receivable	(3,713)	(4,176)
Receivable from Sprint	(1,887)	2,952
Inventories, net	54	(2,467)
Prepaid expenses, other current and long-term assets	693	451
Accounts payable, accrued expenses and other long–term liabilities	(1,552)	(4,218)
Payable to Sprint	4,469	(2,331)
Deferred revenue	457	341
Net cash flows provided by operating activities	21,653	10,480
Cash Flows from Investing Activities:
Purchases of property and equipment	(5,356)	(14,406)
Proceeds from disposition of property and equipment	123	19
Net cash flows used in investing activities	(5,233)	(14,387)
Cash Flows from Financing Activities:
Payments on capital lease obligations	(9)	(7)
Proceeds from the exercise of stock options	—	137
Payment of special cash dividend	(29)	(36)
Repurchase of common stock	(1,626)	—
Net cash flows (used in) provided by financing activities	(1,664)	94
Net increase (decrease) in cash and cash equivalents	14,756	(3,813)
Cash and cash equivalents at beginning of period	55,940	77,599
Cash and cash equivalents at end of period	$70,696	$73,786

Supplemental disclosure of cash flow information – cash paid for interest (net of amount capitalized)	$8,334	$9,136
Supplemental disclosure for non-cash investing activities:
Accounts payable and accrued expenses incurred for the acquisition of property, equipment and construction in progress	1,579	8,542

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
Adjusted EBITDA	March 31, 2009	March 31, 2008

Net income (loss)	$5,772	$(1,606)
Net interest expense	7,948	8,195
Provision for income tax	150	325
Depreciation and amortization	12,580	13,955
Stock-based compensation expense	1,120	1,841
Loss on disposal of property and equipment, net	99	10
Adjusted EBITDA	$27,699	$22,720

	For the Three Months Ended
Free Cash Flow	March 31, 2009	March 31, 2008
Net increase (decrease) in cash and cash equivalents	$14,756	$(3,813)
Add back: Cash Flows from Financing Activities
Payments on capital lease obligations	9	7
Proceeds from the exercise of stock options	—	(137)
Payment of special cash dividend	29	36
Repurchases of common stock	1,626	—
Free cash flow	$16,420	$(3,907)

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	March 31, 2009	March 31, 2008

Subscribers
Gross Additions	60,600	59,200
Net Additions	9,000	10,700
Total Subscribers	700,100	640,600
Churn, net	2.3%	2.3%

Average Revenue Per User, Monthly
Including Roaming	$63	$64
Without Roaming	$50	$48

Cash Cost Per User, Monthly
Including Roaming	$40	$40
Without Roaming	$31	$31

Cost Per Gross Addition	$402	$399

Licensed Population (Millions)	15.1	15.1
Covered Population (Millions)	12.5	12.0
Cell Sites	1,912	1,696

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2009	March 31, 2008
ARPU
Service revenue	$103,981	$92,099
Roaming revenue	27,620	30,144
Total service revenue	$131,601	$122,243
Average subscribers	695,400	633,800

Average revenue per user including roaming, monthly	$63	$64
Average revenue per user without roaming, monthly	$50	$48

CCPU
Cost of service and roaming	$72,150	$68,184
plus: General and administrative	8,881	7,088
less: Stock-based compensation expense	(984)	(1,628)
less: Retail equipment upgrade revenue	(1,273)	(503)
plus: Retail equipment cost of upgrades	5,091	2,770
Total cash costs including roaming	$83,865	$75,911
less: Roaming expense	(19,261)	(16,526)
Total cash costs without roaming	$64,604	$59,385
Average subscribers	695,400	633,800

Cash cost per user, monthly	$40	$40
Cash cost per user without roaming, monthly	$31	$31

CPGA
Selling and marketing	$16,650	$17,859
less: Stock-based compensation expense	(136)	(213)
less: Equipment revenue, net of upgrade revenue	(3,275)	(2,900)
plus: Equipment costs, net of cost of upgrades	11,121	8,893
CPGA Costs	$24,360	$23,639
Gross additions	60,600	59,200

Cost per gross addition	$402	$399